QEP REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL AND OPERATING RESULTS

DENVER — February 24, 2021 — QEP Resources, Inc. (NYSE: QEP) (QEP or the Company) today reported fourth quarter and full year 2020 financial and operating results.

FULL YEAR 2020 HIGHLIGHTS

▪Lowered 2020 average drilling and completion costs to $411 per lateral foot in the Permian Basin
▪Reduced General & Administrative expense by approximately 40% compared to 2019
▪Generated $673.2 million of Net Cash Provided from Operating Activities
▪Delivered $225.4 million of Free Cash Flow (a non-GAAP measure)
▪Retired $430.5 million of principal outstanding debt and ended the year with a $60.4 million cash balance
▪Entered into a definitive merger agreement to be acquired by Diamondback Energy in an all-stock transaction on December 20, 2020

"Our 2020 results exhibit both the strength of our core assets and the success of the financial and operational decisions we have made during the past several years," commented Tim Cutt, President and CEO of QEP. "As an organization we remain focused on delivering value over volume, achieving peer leading well costs in the Permian Basin, increasing operational efficiencies, and reducing G&A costs across the business. As a result of these efforts, in 2020 we spent less capital than forecast, we achieved oil production at the high-end of our third quarter 2020 guidance range and delivered approximately $225 million in free cash flow, a record for the Company. The outcome of our achievements enabled us to materially reduce our outstanding debt and strengthen the overall position of the company.

"These outstanding results would not have been achieved without the focus and dedication of the QEP employees who managed through a global pandemic while continuing to live our values. I want to thank all of them for their on-going commitment and their continued professionalism as we work towards a smooth integration with Diamondback Energy."

MERGER UPDATE

As previously announced, on December 20, 2020, QEP entered into a definitive merger agreement with Diamondback Energy, Inc. (Diamondback) pursuant to which Diamondback will acquire QEP in an all-stock transaction (Merger). The consideration will consist of 0.05 shares of Diamondback common stock for each share of QEP common stock, at the effective time of the Merger. The transaction was unanimously approved by the Board of Directors of each company. Completion of the Merger is expected to occur late in the first quarter of 2021, and is subject to the approval of the Company's stockholders and other customary closing conditions.

OPERATIONS UPDATE

For the full year 2020 the Company drilled a total of 59 gross horizontal wells, including 53 in the Permian Basin and six in the Williston Basin, and turned 52 gross operated wells to production, including 50 in the Permian Basin and two in the Williston Basin. The average lateral length for the wells completed in the Permian Basin in 2020 was 10,132 feet and the average lateral length for the wells completed in the Williston Basin in 2020 was 12,258 feet. The Company also re-completed five gross wells in the Williston Basin during the full year 2020.

Production in the Permian Basin was 4.2 million barrels of oil equivalent (MMboe) in the fourth quarter 2020, a decrease of 17% over the fourth quarter 2019. The decrease was primarily a result of the suspension of completion operations in the Permian Basin beginning in March 2020 until the fourth quarter of 2020 in order to proactively manage cash flow and preserve liquidity as a result of the Coronavirus (COVID-19) pandemic. Total Company oil equivalent production was 7.4 MMboe in the fourth quarter 2020, a decrease of 13% compared with the fourth quarter 2019, primarily driven by the Company's decision to suspend completion activity until the fourth quarter of 2020. As of December 31, 2020, the Company had two operated rigs in the Permian Basin and no operated rigs in the Williston Basin.

Oil and condensate production in the Permian Basin was 2.6 million barrels (MMbbl) in the fourth quarter 2020, a decrease of 23% over the fourth quarter 2019. Total Company oil and condensate production was 4.6 MMbbl in the fourth quarter 2020, a decrease of 19% compared with the fourth quarter 2019. The decrease in production was primarily the result of the Company's decision to suspend completion activity in the Permian Basin until the fourth quarter of 2020 and reduced activity in the Williston Basin in light of market conditions.

For the full year 2020, total Company oil equivalent production was 30.3 MMboe (approximately 65% oil and condensate), a decrease of 6% compared with 2019. Permian Basin oil equivalent production for 2020 was 19.0 MMboe, a decrease of 2% compared with 2019. Total Company oil and condensate production was 19.7 MMbbl for 2020, a decrease of 9% compared with 2019. Permian Basin oil and condensate production was 12.6 MMbbl for 2020, a decrease of 7% compared with 2019. The decrease in production was primarily the result of the Company's decision to suspend completion activity in the Permian Basin until the fourth quarter of 2020 and reduced activity in the Williston Basin in order to proactively manage cash flow and preserve liquidity as a result of the COVID-19 pandemic.

FINANCIAL UPDATE

The Company reported a net loss of $130.6 million in the fourth quarter 2020, or $0.54 per diluted share, compared with a net loss of $110.4 million, or $0.46 per diluted share, in the fourth quarter 2019. The higher net loss in the fourth quarter 2020 was primarily due to a $34.3 million increase in unrealized derivative losses.

Net income (loss) includes non-cash gains and losses associated with the change in the fair value of derivative instruments, gains and losses from asset sales, asset impairments and certain other items. Excluding these items, the Company's fourth quarter 2020 Adjusted Net Loss (a non-GAAP measure) was $10.1 million, or $0.04 per diluted share, compared with an Adjusted Net Loss of $25.9 million, or $0.10 per diluted share, in the fourth quarter 2019.

Adjusted EBITDA (a non-GAAP measure) for the fourth quarter 2020 was $158.3 million compared with $183.8 million in the fourth quarter 2019, a 14% decrease. The decrease was primarily due to a $112.9 million decrease in oil and condensate, gas and NGL sales due to a 24% decrease in average field-level oil prices and a 13% decrease in oil equivalent production volumes, partially offset by a $67.6 million increase in realized derivative gains, a $12.7 million decrease in production and property taxes and a $10.3 million decrease in lease operating expenses.

The definitions and reconciliations of Adjusted Net Income (Loss) and Adjusted EBITDA are provided under the heading Non-GAAP Measures at the end of this release.

Capital Investment

Capital investment, excluding property acquisitions, was $74.4 million (on an accrual basis) for the fourth quarter 2020, compared with $105.5 million for the fourth quarter 2019.

Total capital investment, excluding property acquisitions, was $327.9 million (on an accrual basis) for the year ended December 31, 2020, compared with $571.5 million for the year ended December 31, 2019, a reduction of $243.6 million. The decrease in capital expenditures was primarily driven by the Company's decision in March 2020 to suspend completion activity in the Permian Basin until the fourth quarter of 2020 and a decrease in the Company's drilling and completion costs in the Permian Basin.

Operating Expenses

During the fourth quarter 2020, lease operating expense (LOE) was $37.1 million, a decrease of 22% compared with the fourth quarter 2019. The decrease in LOE was primarily due to a decrease in workover expense in the Williston Basin, and a decrease in power and fuel, maintenance and repair expenses and water disposal expenses in the Williston and Permian basins as a result of continuing efforts to reduce operating expenses.

During the fourth quarter 2020, LOE was $5.04 per Boe, a decrease of 10% compared to the fourth quarter 2019. The 10% decrease per BOE was primarily due to continuing efforts to reduce operating expenses, despite decreased production in the Permian and Williston basins.

During the fourth quarter 2020, transportation and processing costs were $16.2 million, an increase of 64% compared with the fourth quarter 2019. Adjusted transportation and processing costs (a non-GAAP measure) were $33.1 million, an increase of 37% compared with the fourth quarter 2019. The increase in Adjusted transportation and processing costs was primarily due to increased gathering and processing rates in the Williston and Permian basins. During the fourth quarter 2020, transportation and processing costs were $2.20 per Boe, while Adjusted transportation and processing costs were $4.49 per Boe.

The definition and reconciliation of Adjusted transportation and processing costs is provided under the heading Non-GAAP Measures at the end of this release.

During the fourth quarter 2020, general and administrative (G&A) expense was $29.9 million, including $4.5 million of merger related costs, a decrease of 5% compared with the fourth quarter 2019. The decrease was primarily related to workforce reductions and a reduction in strategic initiative costs, partially offset by an increase in market value on the deferred compensation plan and performance share units. During the fourth quarter 2020, total G&A was $4.06 per Boe, of which $2.43 per Boe was G&A expense, excluding merger costs and share-based and deferred compensation expense.

Liquidity & Debt

Net Cash Provided by Operating Activities for the fourth quarter 2020 was $119.2 million, compared with $224.9 million for the fourth quarter 2019. Net Cash Provided by Operating Activities for the full year 2020 was $673.2 million, compared with $566.9 million for the full year 2019.

The Company generated Free Cash Flow of $63.4 million in the fourth quarter 2020, an increase of $7.2 million compared with the fourth quarter 2019. The increase was primarily due to a $31.1 million decrease in accrued property, plant and equipment capital expenditures, partially offset by a decrease in Adjusted EBITDA of $25.5 million.

For the full year 2020, the Company generated Free Cash Flow of $225.4 million, an increase of $235.2 million compared with the full year 2019. The improvement was primarily due to a $243.6 million decrease in accrued property, plant and equipment capital expenditures, primarily driven by suspending completion activity until the fourth quarter of 2020 and by reducing the Company's drilling and completion costs in the Permian Basin.

As of December 31, 2020, QEP had $60.4 million in cash and cash equivalents, no borrowings under its revolving credit facility, $14.1 million in letters of credit outstanding and was in compliance with the covenants under its credit facility. The Company estimates, that as of December 31, 2020, it could incur additional indebtedness of approximately $750.0 million and incur up to $500.0 million of junior guaranteed indebtedness and remain in compliance with its financial covenants (as defined in the credit agreement).

For the full year 2020, the Company reduced principal amount of outstanding debt by $430.5 million and ended the year with $1.6 billion of senior notes with the nearest maturity on October 1, 2022.

The Company also has $64.1 million of income tax receivables as of December 31, 2020, primarily attributable to Alternative Minimum Tax (AMT) credit refunds that were accelerated by the Coronavirus Aid, Relief, and Economic Security Act stimulus bill. The Company anticipates it will receive $30.7 million of the AMT credit refunds within the next 12 months.

The definition and reconciliation of Free Cash Flow is provided under the heading Non-GAAP Measures at the end of this release.

GUIDANCE

Due to the Merger, QEP has discontinued providing guidance and does not intend to update previously issued guidance. Accordingly, investors are cautioned not to rely on historical forward-looking statements regarding guidance as those forward-looking statements were the estimates of management only as of the date provided, have not and will not be updated and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

COMMODITY DERIVATIVES

The following tables present QEP's volumes and average prices for its open derivative positions as of February 17, 2021:

Production Commodity Derivative Swaps
Year	Index	Total Volumes	Average Swap Price per Unit
		(in millions)
Oil sales		(bbls)	($/bbl)
2021 (February - June)	NYMEX WTI	6.1	$44.53
2021 (July - December)	NYMEX WTI	6.3	$42.64
2022 (January - June)	NYMEX WTI	0.2	$45.00
Gas sales		(MMbtu)	($/MMbtu)
2021	IF WAHA	16.7	$1.92
2021	NYMEX HH	8.4	$2.44

Production Commodity Derivative Basis Swaps
Year	Index	Basis	Total Volumes	Weighted-Average Differential
			(in millions)
Oil sales			(bbls)	($/bbl)
2021	NYMEX WTI	Argus WTI Midland	5.3	$0.88
2021	NYMEX CMA	Argus WTI	1.4	$0.00
2021	NYMEX WTI	NYMEX Roll	1.7	$(0.05)

Production Commodity Costless Oil Collars
Year	Index	Total Volumes	Average Price Floor	Average Price Ceiling
		(in millions)
		(bbls)	($/bbl)	($/bbl)
2021 (February - June)	NYMEX WTI	0.6	$42.80	$51.49
2021 (July - December)	NYMEX WTI	0.8	$40.68	$50.21

ESTIMATED PROVED RESERVES

At December 31, 2020, QEP's estimated proved reserves were approximately 363.4 MMboe, a 5% decrease compared with 2019, primarily due to a 30.3 MMboe of production in 2020, partially offset by 11.4 MMboe of positive revisions of previous estimates. The revisions of previous estimates includes positive revisions as a result of changes in development sequence in the Permian Basin to maximize free cash flow and lower operating costs, partially offset by lower oil prices and PUD removals. The majority of the locations that were removed are economic at current prices and are technically consistent with our PUDs; however, they no longer conform to the SEC’s definition of proved reserves under the five year rule and are therefore not reported as PUDs. Approximately 83% of total proved reserves at year-end 2020 and 84% of total proved reserves at year-end 2019 were crude oil and NGL. Proved developed reserves were 164.0 MMboe, or 45%, of total estimated proved reserves at year-end 2020.

A reconciliation of reported quantities of estimated proved reserves is summarized in the table below:

	Oil and condensate	Gas	NGL	Total
	(MMbbl)	(Bcf)	(MMbbl)	(MMboe)(1)
Balance at December 31, 2019	254.9	373.3	65.2	382.3
Revisions of previous estimates	2.7	27.6	4.1	11.4
Extensions and discoveries	0.1	0.2	—	0.2
Purchase of reserves in place	—	—	—	—
Sale of reserves in place	(0.1)	(0.3)	—	(0.2)
Production	(19.7)	(32.5)	(5.2)	(30.3)
Balance at December 31, 2020	237.9	368.3	64.1	363.4
____________________________
(1)Natural gas is converted to crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.

Details on the reported quantities of estimated year-end 2020 and 2019 proved reserves presented by operating area, proved reserve category and percentage of total estimated proved reserves composed of crude oil and NGL (liquids) are as follows:

	Total (in MMboe)	% of total	PUD %	liquids %
For the year ended December 31, 2020
Northern Region
Williston Basin	80.2	22%	17%	82%
Uinta Basin	—	—%	—%	—%
Other Northern	—	—%	—%	—%
Southern Region
Permian Basin	283.2	78%	66%	83%
Haynesville/Cotton Valley	—	—%	—%	—%
Other Southern	—	—%	—%	—%
Total proved reserves	363.4	100%	55%	83%

For the year ended December 31, 2019
Northern Region
Williston Basin	116.0	30%	25%	81%
Uinta Basin	—	—%	—%	—%
Other Northern	—	—%	—%	—%
Southern Region
Permian Basin	266.3	70%	61%	85%
Haynesville/Cotton Valley	—	—%	—%	—%
Other Southern	—	—%	—%	—%
Total proved reserves	382.3	100%	50%	84%

Fourth Quarter and Full Year 2020 Results Conference Call

In light of QEP's recent entry into a definitive merger agreement with Diamondback, QEP will not host a conference call or webcast to discuss fourth quarter and full year 2020 results

About QEP Resources, Inc.

QEP Resources, Inc. (NYSE: QEP) is an independent crude oil and natural gas exploration and production company focused in two regions of the United States: the Southern Region (primarily in Texas) and the Northern Region (primarily in North Dakota). For more information, visit QEP's website at: www.qepres.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding: the expected closing of the Merger; the amount of additional indebtedness QEP could incur and be in compliance with the covenants in its debt instruments; the anticipated receipt of AMT refunds; estimated reserves; and usefulness of non-GAAP measures. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: changes in oil, gas and NGL prices; liquidity constraints, including those resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions, changes in QEP’s credit rating, QEP’s compliance with loan covenants, the increasing credit pressure on QEP’s industry or demands for cash collateral by counterparties to derivative and other contracts; market conditions; global geopolitical and macroeconomic factors; the activities of the Organization of Petroleum Exporting Countries and other oil producing countries such as Russia; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural oil, gas and NGL; impact of new laws and regulations, including the use of hydraulic fracture stimulation; impact of U.S. dollar exchange rates on oil, gas and NGL prices; elimination of federal income tax deductions for oil and gas exploration and development; guidance for implementation of the Tax Cuts and Jobs Act; actual proceeds from asset sales; actions of activist shareholders; tariffs on products QEP uses in its operations or on the products QEP sells; drilling results; shortages of oilfield equipment, services and personnel; the availability of storage and refining capacity; operating risks such as unexpected drilling conditions; transportation constraints, including gas and crude oil pipeline takeaway capacity in the Permian Basin; weather conditions; changes in maintenance, service and construction costs; permitting delays; outcome of contingencies such as legal proceedings; inadequate supplies of water and/or lack of water disposal sources; credit worthiness of counterparties to agreements; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Proxy Statement in respect of the Merger, filed February 10, 2021, including the Risk Factors section. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Important Information for Investors and Stockholders; Additional information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. In connection with the Merger, Diamondback previously filed with the SEC a registration statement on Form S-4, as amended, which was declared effective by the SEC on February 10, 2021 (the Registration Statement). Following the Registration being declared effective, the Company filed a definitive proxy statement on February 10, 2021 (the Proxy). No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. The Proxy was mailed to stockholders of QEP on or about February 10, 2021.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND DIAMONDBACK ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY AND OTHER DOCUMENTS THAT HAVE BEEN, AND MAY IN THE FUTURE BE, FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

Investors and security holders may obtain free copies of these documents and other documents containing important information about the Company and Diamondback, from the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by QEP are available free of charge on QEP’s website at https://www.qepres.com under the tab “Investors” and then under the heading “Financial Information.” Copies of the documents filed with the SEC by Diamondback are available free of charge on Diamondback ‘s website at https://www.diamondbackenergy.com/home/default.aspx under the tab “Investors” and then under the heading “Financial Information.”

PARTICIPANTS IN THE SOLICITATION

The Company, Diamondback and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Diamondback's directors and executive officers is available in its definitive proxy statement for its 2020 annual meeting, filed with the SEC on April 24, 2020, and information regarding the directors and executive officers of QEP is available in its definitive proxy statement for its 2020 annual meeting, filed with the SEC on April 2, 2020.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration Statement, the Proxy and other relevant materials to be filed with the SEC when such materials become available. Investors should read the Registration Statement and the Proxy carefully before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Diamondback using the sources indicated above.

Contact

Investors/Media:
William I. Kent, IRC
Director, Investor Relations
303-405-6665

QEP RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
REVENUES	(in millions, except per share amounts)
Oil and condensate, gas and NGL sales	$198.7	$311.6	$714.6	$1,187.4
Other revenues	0.8	0.8	2.4	7.9
Purchased oil and gas sales	0.7	9.5	7.4	10.9
Total Revenues	200.2	321.9	724.4	1,206.2
OPERATING EXPENSES
Purchased oil and gas expense	0.5	9.5	8.7	11.0
Lease operating expense	37.1	47.4	141.6	182.9
Transportation and processing costs	16.2	9.9	54.4	48.7
Gathering and other expense	1.9	3.3	10.8	13.2
General and administrative	29.9	31.4	93.0	155.8
Production and property taxes	15.6	28.3	57.9	95.9
Depreciation, depletion and amortization	149.4	144.5	574.0	540.0
Exploration expenses	0.2	0.1	0.2	0.1
Impairment	8.7	—	8.7	5.0
Total Operating Expenses	259.5	274.4	949.3	1,052.6
Net gain (loss) from asset sales, inclusive of restructuring costs	(2.6)	1.4	1.2	3.9
OPERATING INCOME (LOSS)	(61.9)	48.9	(223.7)	157.5
Realized and unrealized gains (losses) on derivative contracts	(84.3)	(117.6)	232.7	(173.4)
Interest and other income (expense)	2.1	0.1	9.8	4.7
Gain (loss) from early extinguishment of debt	—	(1.0)	18.2	(1.0)
Interest expense	(23.9)	(28.1)	(113.7)	(128.1)
INCOME (LOSS) BEFORE INCOME TAXES	(168.0)	(97.7)	(76.7)	(140.3)
Income tax (provision) benefit	37.4	(12.7)	79.9	43.0
NET INCOME (LOSS)	$(130.6)	$(110.4)	$3.2	$(97.3)

Earnings (loss) per common share
Basic	$(0.54)	$(0.46)	$0.01	$(0.41)
Diluted	$(0.54)	$(0.46)	$0.01	$(0.41)

Weighted-average common shares outstanding
Used in basic calculation	242.6	237.8	241.6	237.7
Used in diluted calculation	242.6	237.8	241.6	237.7

QEP RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS	(in millions)
Current Assets
Cash and cash equivalents	$60.4	$166.3
Accounts receivable, net	89.1	108.4
Income tax receivable	33.2	37.4
Fair value of derivative contracts	—	1.5
Prepaid expenses	14.1	11.4
Other current assets	0.2	0.2
Total Current Assets	197.0	325.2
Property, Plant and Equipment (successful efforts method for oil and gas properties)
Proved properties	9,941.2	9,574.9
Unproved properties	454.4	599.1
Gathering and other	167.3	164.2
Materials and supplies	18.7	15.6
Total Property, Plant and Equipment	10,581.6	10,353.8
Less Accumulated Depreciation, Depletion and Amortization
Exploration and production	5,728.0	5,250.5
Gathering and other	70.7	61.0
Total Accumulated Depreciation, Depletion and Amortization	5,798.7	5,311.5
Net Property, Plant and Equipment	4,782.9	5,042.3
Fair value of derivative contracts	—	0.2
Operating lease right-of-use assets, net	48.0	56.8
Other noncurrent assets	86.3	53.3
Noncurrent assets held for sale	—	—
TOTAL ASSETS	$5,114.2	$5,477.8

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$2.1	$18.3
Accounts payable and accrued expenses	159.3	227.2
Production and property taxes	12.2	18.9
Interest payable	21.5	31.0
Fair value of derivative contracts	76.4	18.7
Current operating lease liabilities	21.7	18.0
Asset retirement obligations	6.4	6.0
Total Current Liabilities	299.6	338.1
Long-term debt	1,591.3	2,015.6
Deferred income taxes	385.2	274.5
Asset retirement obligations	96.3	94.9
Fair value of derivative contracts	0.3	0.5
Operating lease liabilities	31.3	44.8
Other long-term liabilities	40.0	48.8
Commitments and Contingencies
EQUITY
Common stock - par value $0.01 per share; 500.0 million shares authorized; 248.0 million and 242.1 million shares issued, respectively	2.5	2.4
Treasury stock - 5.4 million and 4.4 million shares, respectively	(57.6)	(55.4)
Additional paid-in capital	1,470.1	1,456.5
Retained earnings	1,268.0	1,269.6
Accumulated other comprehensive income (loss)	(12.8)	(12.5)
Total Common Shareholders' Equity	2,670.2	2,660.6
TOTAL LIABILITIES AND EQUITY	$5,114.2	$5,477.8

QEP RESOURCES, INC.
CONSOLIDATED CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
OPERATING ACTIVITIES	(in millions)
Net income (loss)	$(130.6)	$(110.4)	$3.2	$(97.3)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	149.4	144.5	574.0	540.0
Deferred income taxes (benefit)	(54.7)	65.5	110.6	4.3
Impairment	8.7	—	8.7	5.0
Non-cash share-based compensation	3.1	4.6	12.4	20.8
Non-cash (gain) loss from warehouse inventory	(0.7)	—	—	—
Amortization of debt issuance costs and discounts	1.0	1.4	4.7	5.4
Net (gain) loss from asset sales, inclusive of restructuring costs	2.6	(1.4)	(1.2)	(3.9)
(Gain) loss from early extinguishment of debt	—	1.0	(18.2)	1.0
Unrealized (gains) losses on marketable securities	(2.1)	(1.1)	(3.2)	(3.9)
Unrealized (gains) losses on derivative contracts	143.6	109.3	59.2	138.3
Changes in operating assets and liabilities	(1.1)	11.5	(77.0)	(42.8)
Net Cash Provided by (Used in) Operating Activities	119.2	224.9	673.2	566.9
INVESTING ACTIVITIES
Property acquisitions	—	0.1	(4.1)	(3.5)
Expenditures for property, plant and equipment	(69.0)	(97.5)	(353.5)	(562.7)
Proceeds from disposition of assets	0.4	2.4	13.8	678.9
Net Cash Provided by (Used in) Investing Activities	(68.6)	(95.0)	(343.8)	112.7
FINANCING ACTIVITIES
Checks outstanding in excess of cash balances	2.2	17.6	(16.1)	3.7
Long-term debt issuance costs paid	(0.1)	—	(0.6)	—
Long-term debt extinguishment costs paid	—	(1.0)	—	(1.0)
Repurchases and redemptions of senior notes	—	(66.9)	(410.3)	(66.9)
Proceeds from credit facility	15.9	0.1	37.0	56.1
Repayments of credit facility	(15.9)	—	(37.0)	(486.0)
Common stock repurchased and retired	—	—	—	—
Treasury stock repurchases	(0.9)	(0.6)	(1.7)	(7.6)
Dividends paid	—	(4.8)	(4.8)	(9.6)
Net Cash Provided by (Used in) Financing Activities	1.2	(55.6)	(433.5)	(511.3)
Change in cash, cash equivalents and restricted cash	51.8	74.3	(104.1)	168.3
Beginning cash, cash equivalents and restricted cash	40.5	122.1	196.4	28.1
Ending cash, cash equivalents and restricted cash	$92.3	$196.4	$92.3	$196.4

	Production by Region
	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
	(in Mboe)
Northern Region
Williston Basin	3,111.2	3,341.9	(7)%	11,284.9	12,403.8	(9)%
Other Northern	4.9	6.5	(25)%	12.0	71.6	(83)%
Total Northern Region	3,116.1	3,348.4	(7)%	11,296.9	12,475.4	(9)%
Southern Region
Permian Basin	4,247.7	5,113.4	(17)%	19,023.8	19,406.6	(2)%
Haynesville/Cotton Valley	—	—	—%	—	310.5	(100)%
Other Southern	0.3	3.5	(91)%	4.2	17.8	(76)%
Total Southern Region	4,248.0	5,116.9	(17)%	19,028.0	19,734.9	(4)%
Total production	7,364.1	8,465.3	(13)%	30,324.9	32,210.3	(6)%

	Total Production
	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
Oil and condensate (Mbbl)	4,596.7	5,653.9	(19)%	19,721.6	21,558.3	(9)%
Gas (Bcf)	8.5	8.5	—%	32.5	33.1	(2)%
NGL (Mbbl)	1,364.3	1,391.2	(2)%	5,185.1	5,139.0	1%
Total equivalent production (Mboe)	7,364.1	8,465.3	(13)%	30,324.9	32,210.3	(6)%
Average daily production (Mboe)	80.0	92.0	(13)%	82.9	88.2	(6)%

	Prices
	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
Oil (per bbl)
Average field-level price	$40.02	$52.83		$35.08	$52.54
Commodity derivative impact	13.77	(1.47)		15.03	(1.50)
Net realized price	$53.79	$51.36	5%	$50.11	$51.04	(2)%
Gas (per Mcf)
Average field-level price	$1.79	$1.53		$1.22	$1.58
Commodity derivative impact	(0.47)	—		(0.14)	(0.08)
Net realized price	$1.32	$1.53	(14)%	$1.08	$1.50	(28)%
NGL (per bbl)
Average field-level price	$12.17	$10.22		$8.82	$11.15
Commodity derivative impact	—	—		—	—
Net realized price	$12.17	$10.22	19%	$8.82	$11.15	(21)%
Average net equivalent price (per Boe)
Average field-level price	$29.28	$38.50		$25.63	$38.57
Commodity derivative impact	8.05	(0.98)		9.63	(1.09)
Net realized price	$37.33	$37.52	(1)%	$35.26	$37.48	(6)%

	Operating Expenses
	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
	(in millions)
Lease operating expense	$37.1	$47.4	(22)%	$141.6	$182.9	(23)%
Adjusted transportation and processing costs(1)	33.1	24.1	37%	116.9	103.6	13%
Production and property taxes	15.6	28.3	(45)%	57.9	95.9	(40)%
Total production costs	$85.8	$99.8	(14)%	$316.4	$382.4	(17)%

	(per Boe)
Lease operating expense	$5.04	$5.60	(10)%	$4.67	$5.68	(18)%
Adjusted transportation and processing costs(1)	4.49	2.85	58%	3.85	3.22	20%
Production and property taxes	2.12	3.35	(37)%	1.91	2.98	(36)%
Total production costs	$11.65	$11.80	(1)%	$10.43	$11.88	(12)%
 ____________________________
(1)Adjusted transportation and processing costs is a non-GAAP measure. The definition and reconciliation of adjusted transportation and processing costs to transportation and processing costs, as presented, are provided within Non-GAAP Measures at the end of this release.

	General and Administrative Expenses
	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
	(in millions)
General and administrative (excluding merger costs and share-based and deferred compensation)	$17.9	$25.3	$(7.4)	$72.7	$128.1	$(55.4)
General and administrative merger costs(1)	4.1	—	4.1	4.1	—	4.1
General and administrative (share-based and deferred compensation):
Cash share-based compensation(2)	1.1	(0.2)	1.3	2.8	4.6	(1.8)
Non-cash share-based compensation(1) (2)	3.1	4.6	(1.5)	12.4	20.8	(8.4)
Deferred compensation mark-to-market adjustments(3)	3.7	1.7	2.0	1.0	2.3	(1.3)
Total General and administrative	$29.9	$31.4	$(1.5)	$93.0	$155.8	$(62.8)

	(per Boe)
General and administrative (excluding merger costs and share-based and deferred compensation)	$2.43	$2.99	$(0.56)	$2.40	$3.98	$(1.58)
General and administrative merger costs(1)	0.56	—	0.56	0.14	—	0.14
General and administrative (share-based and deferred compensation):
Cash share-based compensation(2)	0.15	(0.02)	0.17	0.09	0.14	(0.05)
Non-cash share-based compensation(1) (2)	0.42	0.54	(0.12)	0.41	0.65	(0.24)
Deferred compensation mark-to-market adjustments(3)	0.50	0.20	0.30	0.03	0.07	(0.04)
Total General and administrative	$4.06	$3.71	$0.35	$3.07	$4.84	$(1.77)
____________________________
(1)Total merger costs recognized in "General and administrative" expense for the three months ended and year ended December 31, 2020 were $4.5 million. Of which, $4.1 million is presented as "General and administrative merger costs" and $0.4 million is presented as "Non-cash share-based compensation" as these costs relate to restricted share awards in which vesting was accelerated in accordance with the Merger Agreement.

(2)Cash share-based compensation represents restricted cash awards, performance share units and restricted share units recorded under the Company's Long-Term Incentive and Cash Incentive Plan. Non-cash share-based compensation represents stock options and restricted share awards recorded under the Company's Long-Term Incentive Plan. Refer to the Annual Report on Form 10-K for the year ended December 31, 2020 for more information on share-based compensation.
(3)Deferred compensation mark-to-market adjustments represents mark-to-market adjustments of the Company's nonqualified, unfunded deferred compensation wrap plan (Wrap Plan). Refer to the Annual Report on Form 10-K for the year ended December 31, 2020 for more information on the Wrap Plan.

QEP RESOURCES, INC.
NON-GAAP MEASURES
(Unaudited)

Adjusted EBITDA

This release contains references to the non-GAAP measure of Adjusted EBITDA. Management defines Adjusted EBITDA as earnings before interest, income taxes, depreciation, depletion and amortization (EBITDA), adjusted to exclude changes in fair value of derivative contracts, exploration expenses, gains and losses from asset sales, impairment, gains or losses from early extinguishment of debt and certain other items. Management uses Adjusted EBITDA to evaluate QEP’s financial performance and trends, make operating decisions, and allocate resources. Management believes the measure is useful supplemental information for investors because it eliminates the impact of certain nonrecurring, non-cash and/or other items that management does not consider as indicative of QEP’s performance from period to period. QEP’s Adjusted EBITDA may be determined or calculated differently than similarly titled measures of other companies in our industry, which would reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

Below is a reconciliation of Net Income (Loss) (a GAAP measure) to Adjusted EBITDA. This non-GAAP measure should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in millions)
Net income (loss)	$(130.6)	$(110.4)	$3.2	$(97.3)
Interest expense	23.9	28.1	113.7	128.1
Interest and other (income) expense	(2.1)	(0.1)	(9.8)	(4.7)
Income tax provision (benefit)	(37.4)	12.7	(79.9)	(43.0)
Depreciation, depletion and amortization	149.4	144.5	574.0	540.0
Unrealized (gains) losses on derivative contracts	143.6	109.3	59.2	138.3
Exploration expenses	0.2	0.1	0.2	0.1
Net (gain) loss from asset sales, inclusive of restructuring costs	2.6	(1.4)	(1.2)	(3.9)
Impairment	8.7	—	8.7	5.0
(Gain) loss from early extinguishment of debt	—	1.0	(18.2)	1.0
Adjusted EBITDA	$158.3	$183.8	$649.9	$663.6

Free Cash Flow

This release contains references to non-GAAP measure of Free Cash Flow.

The Company defines Free Cash Flow as Adjusted EBITDA plus certain non-cash items that are included in Net Cash Provided by (Used in) Operating activities but excluded from Adjusted EBITDA less interest expense, excluding amortization of debt issuance costs and discounts, and accrued property, plant and equipment capital expenditures. Management believes that this measure is useful to management and investors for analysis of the Company's ability to pay dividends, repay debt, fund acquisitions or repurchase stock.

Free Cash Flow is not a measurement of our liquidity under GAAP and should not be considered as an alternative to Net Cash Provided by (Used in) Operating Activities as a measure of QEP’s liquidity. Free Cash Flow has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of QEP’s results as reported under GAAP, but rather as supplemental information to QEP’s business results. Free Cash Flow may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of Free Cash Flow as a tool for comparison.

Below is a reconciliation of Net Cash Provided by (Used in) Operating Activities (the most comparable GAAP measure) to Free Cash Flow. This non-GAAP measure should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in millions)
Net Cash Provided by (Used in) Operating Activities	$119.2	$224.9	$673.2	$566.9
Exploration expense	0.2	0.1	0.2	0.1
Amortization of debt issuance costs and discounts	(1.0)	(1.4)	(4.7)	(5.4)
Interest expense	23.9	28.1	113.7	128.1
Unrealized (gains) losses on marketable securities	2.1	1.1	3.2	3.9
Interest and other (income) expense	(2.1)	(0.1)	(9.8)	(4.7)
Deferred income (taxes) benefit	54.7	(65.5)	(110.6)	(4.3)
Income tax provision (benefit)	(37.4)	12.7	(79.9)	(43.0)
Non-cash share-based compensation	(3.1)	(4.6)	(12.4)	(20.8)
Non-cash gain (loss) from warehouse inventory	0.7	—	—	—
Changes in operating assets and liabilities	1.1	(11.5)	77.0	42.8
Adjusted EBITDA	$158.3	$183.8	$649.9	$663.6
Non-cash share-based compensation	3.1	4.6	12.4	20.8
Non-cash (gain) loss from warehouse inventory	(0.7)	—	—	—
Interest expense, excluding amortization of debt issuance costs and discounts	(22.9)	(26.7)	(109.0)	(122.7)
Accrued property, plant and equipment capital expenditures	(74.4)	(105.5)	(327.9)	(571.5)
Free Cash Flow	$63.4	56.2	$225.4	(9.8)

Adjusted Net Income (Loss)

This release also contains references to the non-GAAP measure of Adjusted Net Income (Loss). Management defines Adjusted Net Income (Loss) as earnings excluding changes in fair value of derivative contracts, gains and losses from asset sales, impairment, loss on early extinguishment of debt and certain other items. Management uses Adjusted Net Income (Loss) to evaluate QEP’s financial performance and trends, make operating decisions, and allocate resources. Management believes the measure is useful supplemental information for investors because it eliminates the impact of certain nonrecurring, non-cash and/or other items that management does not consider as indicative of QEP’s performance from period to period. QEP’s Adjusted Net Income (Loss) may be determined or calculated differently than similarly titled measures of other companies in our industry, which would reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

Below is a reconciliation of Net Income (Loss) (a GAAP measure) to Adjusted Net Income (Loss). This non-GAAP measure should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in millions, except earnings per share amounts)
Net income (loss)	$(130.6)	$(110.4)	$3.2	$(97.3)
Adjustments to net income (loss)
Unrealized (gains) losses on derivative contracts	143.6	109.3	59.2	138.3
Income taxes on unrealized (gains) losses on derivative contracts(1)	(31.9)	(24.5)	(61.7)	(42.3)
Net (gain) loss from asset sales, inclusive of restructuring costs	2.6	(1.4)	(1.2)	(3.9)
Income taxes on net (gain) loss from asset sales, inclusive of restructuring costs(1)	(0.6)	0.3	1.3	1.2
Impairment	8.7	—	8.7	5.0
Income taxes on impairment(1)	(1.9)	—	(9.1)	(1.5)
(Gain) loss from early extinguishment of debt	—	1.0	(18.2)	1.0
Income taxes on loss from early extinguishment of debt(1)	—	(0.2)	19.0	(0.3)
Total after-tax adjustments to net income	120.5	84.5	(2.0)	97.5
Adjusted Net Income (Loss)	$(10.1)	$(25.9)	$1.2	$0.2

Earnings (Loss) per Common Share
Diluted earnings per share	$(0.54)	$(0.46)	$0.01	$(0.41)
Diluted after-tax adjustments to net income (loss) per share	0.50	0.36	(0.01)	0.41
Diluted Adjusted Net Income per share	$(0.04)	$(0.10)	$—	$—

Weighted-average common shares outstanding
Diluted	242.6	237.8	241.6	237.7
________________________
(1)Income tax impact of adjustments is calculated using QEP’s statutory rate of 22.2% and 22.4% for the three months ended and December 31, 2020 and 2019, respectively, and 104.2% and 30.6% for the year ended December 31, 2020 and 2019, respectively.

Adjusted Transportation and Processing Costs

This release contains references to the non-GAAP measure of Adjusted transportation and processing costs. Management defines Adjusted transportation and processing costs as transportation and processing costs presented on the Consolidated Statements of Operations and transportation and processing costs that are included as part of "Oil and condensate, gas and NGL sales" on the Consolidated Statements of Operations. These costs are added together to reflect the total transportation and processing costs associated with QEP's production. Management believes that Adjusted transportation and processing costs is useful supplemental information for investors as this non-GAAP measure, collectively with the Company’s lease operating expenses and production and severance taxes, more completely reflect the Company’s total production costs required to operate the wells for the period.

Below is a reconciliation of Adjusted Transportation and Processing Costs to transportation and processing costs as presented on the Condensed Consolidated Statements of Operations (a GAAP measure). This non-GAAP measure should be considered by the reader in addition to but not instead of, the financial statements prepared in accordance with GAAP.

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
	(in millions)
Transportation and processing costs, as presented	$16.2	$9.9	$6.3	$54.4	$48.7	$5.7
Transportation and processing costs deducted from oil and condensate, gas and NGL sales	16.9	14.2	2.7	62.5	54.9	7.6
Adjusted transportation and processing costs	$33.1	$24.1	$9.0	$116.9	$103.6	$13.3

	(per Boe)
Transportation and processing costs, as presented	$2.20	$1.17	$1.03	$1.79	$1.51	$0.28
Transportation and processing costs deducted from oil and condensate, gas and NGL sales	2.29	1.68	0.61	2.06	1.70	0.36
Adjusted transportation and processing costs	$4.49	$2.85	$1.64	$3.85	$3.21	$0.64